Exhibit 2.1

March 27, 2020

STRICTLY CONFIDENTIAL

Carey Watermark Investors 2 Incorporated

50 Rockefeller Plaza

New York, NY 10020

Attn:	The Special Committee of the Board of Directors;

Chief Legal Officer

Email:	ssanagavarapu@wpcarey.com

Re:         Suspension of Dividends; Outside Date

Dear Robert:

Reference is made to (x) the Agreement and Plan of Merger, dated as of October 22, 2019 (the “Merger Agreement”), by and among Carey Watermark Investors 2 Incorporated, Apex Merger Sub LLC, and Carey Watermark Investors Incorporated and (y) the letter agreement, dated as of March 10, 2020 (the “Closing Dividend Letter Agreement”), by and among Carey Watermark Investors 2 Incorporated, Apex Merger Sub LLC, and Carey Watermark Investors Incorporated. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Merger Agreement. This letter agreement confirms the agreement among the Parties with respect to the suspension of dividends of each of REIT I and REIT II and extension of the Outside Date under the Merger Agreement.

Effective as of the date of this letter agreement, the Parties hereby agree as follows:

1.	The Closing Dividend Letter Agreement is terminated and shall have no further force or effect.

2.	Notwithstanding anything to the contrary set forth in Section 7.8 of the Merger Agreement, each of REIT I and REIT II will not pay, and shall have no obligation to pay, any dividends on its common stock in respect of the quarter ended March 31, 2020, and any distributions in respect of future quarters will be evaluated by the relevant board of directors based on circumstances and expectations existing at the time of consideration.

3.	Section 9.1(b)(i) of the Merger Agreement is hereby amended by deleting the text “March 31, 2020” and replacing such text with “May 31, 2020”, and each reference in the Merger Agreement to “Outside Date” shall mean 11:59 p.m., New York time, on May 31, 2020.

Pursuant to Section 10.2 of the Merger Agreement, the execution of this letter agreement has been authorized by each of the REIT I Board and the REIT II Board, and this letter agreement hereby amends the Merger Agreement as specifically provided herein.

Article X of the Merger Agreement (except for Section 10.1 and clause (i) of Section 10.5) is incorporated by reference into this letter agreement, mutatis mutandis, as if it were restated in full herein, with each reference to “this Agreement” in such Article X of the Merger Agreement being deemed a reference to this letter agreement.

Except as specifically provided in this letter agreement and as context may otherwise require to give effect to the intent and purposes of this letter agreement, the Merger Agreement shall remain in full force and effect without any other amendments or modifications thereto. From and after the date of this letter agreement, all references to the Merger Agreement (whether in the Merger Agreement or otherwise) shall mean the Merger Agreement as supplemented by this letter agreement.

If this letter agreement is acceptable, please evidence your acceptance by executing a copy of this letter agreement and returning it.

* * * * *

Sincerely,

CAREY WATERMARK INVESTORS
INCORPORATED

By:	/s/ Charles S. Henry
Name: Charles S. Henry
Title: Chairman of Special Committee of the Board of Directors

ACCEPTED AND AGREED
AS OF March 26, 2020:

CAREY WATERMARK INVESTORS 2
INCORPORATED

By:	/s/ Robert E. Parsons, Jr.
Name: Robert E. Parsons, Jr.
Title: Chairman of Special Committee of the Board of Directors

APEX MERGER SUB LLC

By: Carey Watermark Investors 2 Incorporated,
its Sole Member

By:	/s/ Robert E. Parsons, Jr.
Name: Robert E. Parsons, Jr.
Title: Chairman of Special Committee of the Board of Directors

[Side Letter to Agreement and Plan of Merger]

The parties to the Internalization Agreement, by signature of their respective authorized representatives, acknowledge the foregoing letter agreement by and among REIT I, REIT II and Merger Sub.

ACKNOWLEDGED AND AGREED:

CWI OP, LP

By: Carey Watermark Investors Incorporated, its general partner

By:	/s/ Charles S. Henry
Name: Charles S. Henry
Title: Authorized Representative

CWI 2 OP, LP

By: Carey Watermark Investors 2 Incorporated, its general partner

By:	/s/ Robert E. Parsons, Jr.
Name: Robert E. Parsons, Jr.
Title: Chairman of Special Committee of the Board of Directors

On behalf of itself and the other WPC Entities (as defined in the Internalization Agreement):

W.P. CAREY INC.

By:	/s/ Jason Fox
Name: Jason E. Fox
Title: Chief Executive Officer

On behalf of itself and the other Watermark Entities (as defined in the Internalization Agreement):

WATERMARK CAPITAL PARTNERS, LLC

By:	/s/ Michael Medzigian
Name: Michael G. Medzigian
Title: Chairman and Managing Member

Copies to:

Clifford Chance US LLP

31 West 52nd Street

New York, NY 10019

Attn:     Kathleen L. Werner

Email:    [*]

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103

Attn:     Barry M. Abelson

Email:    [*]

Hogan Lovells US LLP

555 13th Street NW

Washington, DC 20003

Attn:       Bruce Gilchrist

Michael McTiernan

Email:    [*]

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